Exhibit 99.1

Shuaiyi International Appoints New Chief Financial Officer

HARBIN, China, Nov. 17, 2009 -- Shuaiyi International New Resources Development Inc. (OTC Bulletin Board: SYID) ("Shuaiyi" or the "Company"), a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China, today announced the appointment of Mr. Daniel K. Lee as its new Chief Financial Officer, effective November 16, 2009, to replace Mr. Xianfeng Han, who resigned as the Company's Chief Financial Officer on the same day. The Company has also entered into a 3.5-year employment agreement with Mr. Lee, effective November 16, 2009.

Mr. Lee has extensive financial and investment experience with U.S. financial institutions including Morgan Stanley & Co., Roth Capital Partners, and Punk, Ziegel, & Knoell. He is the pioneering Wall Street analyst who first initiated equity research coverage on leading US-listed Chinese companies in major sectors including meat and dairy processing, IT Services, nanotechnology and real estate. His management consulting and advisory experience encompasses European and Asian resort and hospitality, consumer digital marketing, e-payment, and aquaculture and seafood. Mr. Lee is a Chartered Financial Analyst and a Certified Public Accountant. He has an M.S. in Accountancy from the Zicklin School of Baruch College and a B.S. in Economics from The Wharton School of the University of Pennsylvania, where he majored in Finance and Multinational Management.

"We are delighted to have Mr. Lee joining our senior management team," said Ms. Lianyun Han, Chairperson and Chief Executive Officer of Shuaiyi. "We believe his strong experience in international capital markets and in-depth understanding of the strategic dynamics in the Chinese consumer food market will help our company in realizing its full potential as it aims to be a world-class consumer nutraceutical & beverage company."

Commenting on his appointment, Mr. Lee said, "It is a privilege to be joining such an outstanding management team under Ms. Han's leadership. To complement Ms. Han's entrenched green food industry experience and (CMO) Mr. Hua Hongbin's stellar sales and marketing track record in building China's top consumer beverage brands, I will utilize my experience in capital markets and consumer foods to help accelerate the Company's execution of its downstream strategy that should translate into expanding gross margins in the Company's nutraceutical product segment and exponential volume growth in its consumer beverage business."

About Shuaiyi

Shuaiyi is a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China. The Company specializes in developing, processing, marketing and distributing a variety of agricultural and nutraceutical products consisting of dry Cordyceps Militaris, organic and specialty food products. The Company's primary product is dry engineered Cordyceps Militaris. The Company believes it is the largest manufacturer of engineered Cordyceps Militaris in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for 19% market share in China. Cordyceps Militaris is a species of parasitic fungus that is typically found in north-eastern mountainous China. The products of Shuaiyi are sold throughout China via a distribution network that covers more than 10 provinces. More information may be found at http://www.syxny.net or e-mail: ir@syxny.net.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Shuaiyi International New Resources Development Inc.
Daniel K. Lee, CFO
Tel: +86-451-8228-7746
Email: ir@syxny.net

Yudi Zhao, Board Secretary
Tel: +86-451-8228-7746
Email: zhaoyudi@syxny.net